SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

(AMENDMENT NO.___)

Filed by the Registrant [X]

Filed by a Party other than the Registrant [   ]

Check the appropriate box:

[ ]	Preliminary Proxy Statement

[X]	Definitive Proxy Statement

[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[ ]	Definitive Additional Materials

[ ]	Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12

VALLEY COMMUNITY BANCSHARES, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]	Fee not required.

[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

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	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

[ ]	Fee paid previously with preliminary materials.

[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

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	(4)	Date Filed:

VALLEY COMMUNITY BANCSHARES, INC.
NOTICE OF ANNUAL MEETING
OF SHAREHOLDERS

TIME	7:00 p.m. on Thursday, April 29, 2004

PLACE	Georgian Room Best Western Park Plaza Hotel 620 South Hill Park Drive Puyallup, Washington

ITEMS OF BUSINESS	1.	To elect three directors to hold office until the 2007 annual meeting of shareholders.

	2.	To take action on any other business that may properly be considered at the Meeting or any adjournment thereof.

RECORD DATE	You may vote at the Meeting if you were a shareholder of record at the close of business on March 15, 2004.

VOTING BY PROXY	If you cannot attend the Meeting, you may vote your shares by completing and promptly returning the enclosed Proxy in the envelope provided.

ANNUAL REPORT	Valley Community Bancshares, Inc.’s 2003 Annual Report, which is not part of the proxy soliciting material, is enclosed.

By Order of the Board of Directors,

David H. Brown
President and Chief Executive Officer

This Notice of Meeting, Proxy Statement and accompanying Proxy are being distributed on or about March 31, 2004.

GENERAL INFORMATION ABOUT THE MEETING AND VOTING
PROPOSAL 1 — ELECTION OF DIRECTORS
NOMINEES FOR DIRECTOR FOR THREE-YEAR TERMS ENDING 2007
DIRECTORS CONTINUING IN OFFICE UNTIL 2005
DIRECTORS CONTINUING IN OFFICE UNTIL 2006
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
EXECUTIVE COMPENSATION
EQUITY COMPENSATION PLAN INFORMATION
REPORT OF THE COMPENSATION AND STOCK OPTION COMMITTEES
REPORT OF THE AUDIT COMMITTEE
SHAREHOLDER RETURN PERFORMANCE GRAPH
INTEREST OF MANAGEMENT IN CERTAIN TRANSACTIONS
INDEPENDENT AUDITORS
OTHER INFORMATION

VALLEY COMMUNITY BANCSHARES, INC.

1307 EAST MAIN
PUYALLUP, WASHINGTON 98372

PROXY STATEMENT
Annual Meeting of Shareholders
April 29, 2004

     We are providing these proxy materials in connection with the solicitation by the Board of Directors of Valley Community Bancshares, Inc. (the “Company”) of proxies to be voted at the Company’s Annual Meeting of Shareholders to be held on April 29, 2004, and at any adjournment of the meeting.

GENERAL INFORMATION ABOUT THE MEETING AND VOTING

Who may vote at the meeting?

     The Board has set March 15, 2004, as the record date for the meeting. If you were the owner of Company common stock at the close of business on March 15, 2004, you may vote at the meeting. You are entitled to one vote for each share of common stock you held on the record date, including shares held for you in an account with a broker, bank or other nominee (shares held in “street name”).

     Each share of your common stock has one vote on each matter to be voted on.

How many shares must be present to hold the meeting?

     A majority of the Company’s outstanding common shares as of the record date must be present at the meeting in order to hold the meeting and conduct business. On the record date, there were 1,237,080 shares of Company common stock outstanding. Shares are counted as present at the meeting if you:

•	are present and vote in person at the meeting; or

•	have properly submitted a Proxy.

     What proposals will be voted on at the meeting?

     There is one proposal scheduled to be voted on at the meeting:

•	The election of three directors to hold office until the 2007 annual meeting of shareholders.

How many votes are required to approve each proposal?

     The affirmative vote of a plurality of the votes cast at the meeting is required for the election of directors.

How are votes counted?

     You may either vote “FOR” or “WITHHOLD” authority to vote for each nominee for the Board of Directors. If you withhold authority to vote on the election of directors, your shares will not be voted with respect to the director or directors identified. If you just sign and submit your Proxy without voting instructions, your shares will be voted “FOR” each director nominee.

     If you hold your shares in street name and do not provide voting instructions to your broker, your shares will not be voted on any proposal on which your broker does not have discretionary authority to vote. In this situation, a “broker non-vote” occurs. Shares that constitute broker non-votes are not considered as entitled to vote on the proposal in question, thus effectively reducing the number of shares needed to approve the proposal.

How does the Board recommend that I vote?

     The Company’s Board recommends that you vote your shares “FOR” each of the director nominees.

How do I vote my shares without attending the meeting?

     Whether you hold shares directly or in street name, you may direct your vote without attending the Annual Meeting. For shares held in street name, you may vote by submitting voting instructions to your broker or nominee. If you are a shareholder of record, you may vote by signing and dating your Proxy and mailing it in the envelope provided. You should sign your name exactly as it appears on the Proxy. If you are signing in a representative capacity (for example as guardian, executor, trustee, custodian, attorney or officer of a corporation), you should indicate your name and title or capacity.

How do I vote my shares in person at the meeting?

     If you are a shareholder of record, to vote your shares at the meeting you should bring the enclosed Proxy or proof of identification. You may vote shares held in street name at the meeting only if you obtain a signed Proxy from the record holder (broker or other nominee) giving you the right to vote the shares.

     Even if you plan to attend the meeting, we encourage you to vote by proxy so your vote will be counted even if you later decide not to attend the meeting.

What does it mean if I receive more than one Proxy?

     It means you hold shares registered in more than one account. To ensure that all your shares are voted, sign and return each Proxy.

May I change my vote?

     Yes. You may change your vote and revoke your Proxy by:

•	Sending a written statement to that effect to the Secretary of the Company;

•	Submitting a properly signed Proxy with a later date; or

•	Voting in person at the Annual Meeting.

PROPOSAL 1 – ELECTION OF DIRECTORS

Directors and Nominees

     The Company’s Board of Directors is divided into three classes of approximately equal size. The members of each class are elected to serve a three-year term with the term of office of each class ending in successive years. A. Eugene Hammermaster, Warren D. Hunt and Roger L Knutson are currently Directors whose terms expire at this Annual Meeting and who have been nominated for re-election to the Board to serve until the 2007 Annual Meeting or until their successors are elected and qualified. All of the members of the Board of Directors also serve as Directors of Valley Bank, the Company’s sole subsidiary (the “Bank”).

     All the nominees have indicated a willingness to serve if elected. However, if any nominee becomes unable to serve before the election, the shares represented by proxies may be voted for a substitute designated by the Board, unless a contrary instruction is indicated on the Proxy.

NOMINEES FOR DIRECTOR FOR THREE-YEAR TERMS ENDING 2007

A. EUGENE HAMMERMASTER	Director since 1973

     A. Eugene Hammermaster, age 69, is an attorney at law and senior member in the Hammermaster Law Firm. Mr. Hammermaster is the Secretary of the Company and the Bank.

WARREN D. HUNT	Director since 1975

     Warren D. Hunt, age 71, is retired, and formerly was an owner of Newell Hunt Furniture.

ROGER L. KNUTSON	Director since 1977

     Roger L. Knutson, age 59, is President of Knutson Farms, Inc., Knutson Equipment and Supply, Puyallup Valley Rhubarb Co., Puyallup Valley Fower Exchange, and Puget Sound Bulb Exchange. Mr. Knutson serves as Chairman of the Board of the Company.

THE BOARD RECOMMENDS A VOTE
FOR THESE NOMINEES.

DIRECTORS CONTINUING IN OFFICE UNTIL 2005

RONALD E. CLAUDON	Director since 2002

     Ronald E. Claudon, age 43, is President of Valley Pontiac Buick GMC, Inc. and Valley Garage Re-Insurance, Inc.

WILLIAM E. FITCHITT	Director Since 1999

     William E. Fitchitt, age 61, is a Certified Public Accountant and President of Fitchitt & Benedict, PS.

DAVID K. HAMRY	Director Since 1991

     David K. Hamry, age 63, is a Director of Northwest Healthcare Insurance Services and Good Samaritan Behavioral Health Services. He is currently Chairman of the Pierce College Board of Trustees. Mr. Hamry serves as Vice Chairman of the Board of the Company.

DIRECTORS CONTINUING IN OFFICE UNTIL 2006

THOMAS R. ABSHER	Director Since 1973

     Thomas R. Absher, age 72, is a partner of TJC Partnership and Northwest Care Development.

DAVID H. BROWN	Director Since 1989

     David H. Brown, age 58, has been the President and Chief Executive Officer of the Company since its formation and President and Chief Executive Officer of the Bank, since 1989.

THOMAS M. PASQUIER	Director Since 2000

     Thomas M. Pasquier, age 53, is a Vice President of Pasquier Panel Products, Inc.

Board Independence

     The Board has determined that each of the directors currently slated for re-election as well as each of the continuing directors, with the exception of Mr. David H. Brown, the President and Chief Executive Officer of the Company, is independent within the meaning of the National Association of Security Dealers, Inc. (“NASD”) listing standards.

Board Committees and Meetings

     During the fiscal year ended December 31, 2003, the Board of Directors held four meetings. The Board has an Audit Committee. The Board of Directors serve as the Nominating Committee and the Compensation Committee of the Company. Each Board member attended at least 75% of the aggregate of the meetings of the Board and of the committees on which he or she served and that were held during the period for which he or she was a Board or Committee member.

     The Audit Committee meets at least quarterly with the Company’s management and independent auditors to, among other things, review the results of the annual audit and quarterly reviews and discuss the financial statements, recommend to the Board the independent auditors to be retained, and receive and consider the auditors’ comments as to controls, adequacy of staff and management performance and procedures in connection with audit and financial controls.

     The Board of Directors of the Company determine executive compensation policies and procedures and other compensation-related items that are corporate in nature (i.e., company-wide profit-sharing plans, stock option plans, benefit plans, etc.). All compensation paid to employees is paid by the Bank.

     The following table summarizes the membership of the Board and each of its committees as well as the number of times each met during fiscal 2003.

Director	Board	Audit
Mr. Absher	Member
Mr. Brown	Member
Mr. Claudon	Member	Member
Mr. Fitchitt	Member	Member
Mr. Hammermaster	Member
Mr. Hamry	Member	Member
Mr. Hunt	Member
Mr. Knutson	Member	Member
Mr. Pasquier	Member
Year 2003 Meetings	4	5

Nominations Process

     The Board of Directors does not have a nominating committee. The full Board of Directors performs the functions of a nominating committee. The Board of Directors does not believe that it needs a separate nominating committee because the full Board is comprised of nearly all independent directors and has the time and resources to perform the function of selecting board nominees.

     Although there is no separate charter relating to the nominating process, the Board is governed by the Company’s Bylaws with respect to the nominations.         . The Board is therefore responsible for selecting nominees for election to the Board of Directors. The Committee will consider nominations from shareholders, provided that such nominations are received by the Company’s Secretary in accordance with the Bylaws and the date set in the prior year’s proxy statement for the annual meeting of shareholders.

The Board performs the following duties with respect to director nominations:

•	Considers the criteria for identifying and selecting individuals who may be nominated for election to the Board of Directors.

•	Determines the slate of nominees for election to the Board of Directors at the Company’s Annual Meeting of Shareholders.

•	As the need arises, fills vacancies and actively seek individuals qualified to become Board of Director Members.

•	Considers stockholder nominations for Board of Director membership when properly submitted in accordance with the Company’s Bylaws.

     The Company’s directors guide the Company’s strategic direction and oversee the Company’s management. The Board of Directors considers candidates for the Board based upon several criteria, including their broad-based business and professional skills and experiences, concern for the long-term interests of stockholders, and personal integrity and judgment. Candidates should have reputations, both personal and professional, consistent with the Company’s image and reputation. At a minimum, the majority of directors on the Board of Directors should be “independent,” not only as that term may be legally defined, but also without the appearance of any conflict in serving as a director. In addition, directors must have time available to devote to Board activities and to enhance their knowledge of the banking industry. Accordingly, the Board of Directors seeks to attract and retain highly qualified directors who have sufficient time to attend to their substantial duties and responsibilities to the Company.

     The Board of Directors utilizes the following process for identifying and evaluating nominees to the Board. In the case of incumbent directors whose terms of office are set to expire, the Board of Directors reviews such directors’ overall service to the Company during their term, including the number of meetings attended, level of participation and quality of performance. In the case of new director candidates, the directors on the Board of Directors are polled for suggestions as to potential candidates that may meet the criteria above, discuss candidates suggested by Company stockholders and may also engage, if the Board of Directors deems appropriate, a professional search firm. To date, the Board of Directors has not engaged professional search firms to identify or evaluate potential nominees but may do so in the future, if necessary. The Board of Directors then meets to discuss and consider these candidates’ qualifications and then chooses a candidate by majority vote.

Director Attendance at Company Annual Meetings

     The Company does not have a formal policy regarding attendance by members of the Board of Directors at the Company’s annual meetings of stockholders. The Company has always encouraged its directors to attend its annual meeting of stockholders and expects to continue this informal policy. In 2003, all of the Company’s directors attended the Company’s annual meeting of stockholders.

Communicating with the Board of Directors

     Shareholders may communicate with the Board of Directors, its Committees or any member of the Board of Directors by sending a letter to the care of the Corporate Secretary at 1307 East Main, Puyallup, WA 98372. All letters will be forwarded to the appropriate party. The Company does not have a formal process for stockholder communications with the Board of Directors, but will employ its best efforts to timely respond to any reasonable stockholder concerns.

Directors’ Compensation

     The Company did not compensate Directors directly in 2003. However, the Bank paid Directors (other than the Chairman and Secretary) a monthly retainer of $500 in 2003 and an additional monthly retainer of $250 if they were also Directors of the Company. The Chairman and the Secretary received a monthly retainer of $1,150 and $950, respectively during the year ended December 31, 2003. The Company expects this Compensation arrangement to continue in 2004.

Compensation and Stock Option Committee Interlocks and Insider Participation

     The Board of Directors serves as the Company’s Compensation Committee and also administers the Company’s Stock Option Plans. Mr. Brown, the President and CEO of the Company, serves on the Board of Directors, and thus serves on the Compensation Committee, and participates in the Board’s administration of the Stock Option Plans. Mr. Brown did not participate in deliberations of the Compensation Committee regarding his own compensation.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
MANAGEMENT

     The following table shows the number of shares of the Company’s common stock beneficially owned as of March 15, 2004, by the Company’s Directors and nominees for Director, Executive Officers identified in the Summary Compensation Table below and all Directors and Executive Officers as a group. The numbers in the table have been adjusted to reflect the 5% stock dividend paid on February 13, 2004.

	Shares	% of
	Beneficially	Shares
Name	Owned(1)	Outstanding(2)
Directors:
Thomas R. Absher	64,297	5.20%
David H. Brown **	69,269	5.60%
Ronald E. Claudon	1,575	*

	Shares		% of
	Beneficially		Shares
Name	Owned(1)		Outstanding(2)
William E. Fitchitt	1,571		*
A. Eugene Hammermaster	33,318	(3)	2.69%
David K. Hamry	3,641		*
Warren D. Hunt	22,761		1.84%
Roger L. Knutson	23,609		1.91%
Thomas M. Pasquier	5,682		*
Executive Officers:
Richard D. Pickett	11,410	(4)	*
Joseph E. Riordan	6,506	(4)	*
Roy W. Thompson	27,562		2.23%
Directors and Executive Officers (12) as a group	271,201	(4)(3)	21.63%

Other beneficial owner of over 5% or more of the Company’s voting securities:

	Shares
	Beneficially	% of Total Shares
Name and Address	Owned(1)	Outstanding(2)
Wadsworth Family Trust P. O. Box 578 Puyallup, WA 98371	63,085	5.10%

*	Less than 1% of shares outstanding.

**	Also an executive officer of the Bank.

(1)	The shares “beneficially owned” include shares owned by or for, among others, the spouse and/or minor children of the individual and any other relative who has the same home as such individual, as well as other shares with respect to which the individual has or shares voting or investment power, or has the right to acquire within 60 days under outstanding stock options. Beneficial ownership may be disclaimed as to certain of the shares.

(2)	Any securities not outstanding but which are subject to options and presently exercisable by the named person within 60 days, are deemed to be outstanding for computing the percentage of outstanding securities owned by such person, but are not deemed to be outstanding for the purposes of computing the percentage of the class owned by any other person.

(3)	Includes 4,114 shares, which are held by a trust of which Mr. Hammermaster is trustee but of which Mr. Hammermaster has no ownership interest. Mr. Hammermaster disclaims beneficial ownership of these securities.

(4)	Includes 11,025 and 5,787 shares subject to stock options granted pursuant to the Company’s Employee Stock Option Plan and presently exercisable for Mr. Pickett and Mr. Riordan, respectively.

Compliance with Section 16(a) of the Exchange Act

     Section 16(a) of the Securities Exchange Act of 1934 (the “Exchange Act”) requires the Company’s directors and executive officers and persons who own more than 10% of a registered class of the Company’s equity securities to file reports of beneficial ownership and changes in beneficial ownership with the Securities and Exchange Commission (the “Commission”). The rules promulgated by the Commission under Section 16(a) of the Exchange Act require those persons to furnish the Company with copies of all reports filed with the Commission pursuant to Section 16(a).

     Based solely upon a review of Forms 3, Forms 4 and Forms 5 and amendments thereto furnished to the Company pursuant to Rule 16(a)(3)(e) during the year ended December 31, 2003, and written representations of certain of its directors and officers that no Forms 5 were required to be filed, the Company believes that all directors, executive officers and beneficial owners of more than 10% of the common stock have filed with the Commission on a timely basis all reports required to be filed under Section 16(a) of the Exchange Act.

EXECUTIVE COMPENSATION

     The following table sets forth the cash and non-cash compensation for each of the last three fiscal years ended December 31, 2003, 2002, and 2001, awarded to or earned by the Chief Executive Officer, and other executive officers whose aggregate salary and bonus exceeded $100,000.

Summary Compensation Table

Long-Term
		Annual Compensation			Compensation Awards
				Other Annual	Securities	All Other
				Compensation	Underlying	Compensation
Name and Position	Year	Salary	Bonus	(1)(2)	Options (#)	(3)
David H. Brown Director, President and Chief Executive Officer of Valley Community Bancshares, Inc. and Valley Bank	2003 2002 2001	$166,000 $160,000 $150,240	$28,458 $23,333 $17,885	$19,740 $18,505 $18,397	-0- -0- -0-	$27,466 $29,097 $28,983

Roy W. Thompson Executive Vice President and Credit Administrator of Valley Community Bancshares, Inc. and Valley Bank	2003 2002 2001	$ 95,462 $ 92,234 $ 88,829	$10,989 $10,921 $ 9,706	$ 6,152 $ 5,571 $ 5,482	-0- -0- -0-	$16,998 $16,973 $16,354

Long-Term
		Annual Compensation			Compensation Awards
				Other Annual	Securities	All Other
				Compensation	Underlying	Compensation
Name and Position	Year	Salary	Bonus	(1)(2)	Options (#)	(3)
Joseph E. Riordan Executive Vice President and Chief Financial Officer of Valley Community Bancshares, Inc. and Valley Bank	2003 2002 2001	$ 90,373 $ 87,317 $ 83,959	$10,833 $10,819 $ 9,615	$5,850 $5,298 $5,154	-0- -0- 5,000	-0- -0- -0-

Richard D. Pickett (4) Executive Vice President and Commercial Lending Officer of Valley Bank	2003 2002 2001	$100,751 $ 97,344 $ 93,750	$ 5,099 $11,208 $ 6,500	$6,286 $5,402 -0-	$10,500 -0- -0-	-0- -0- -0-

(1)	Includes $9,000 paid to Mr. Brown by Valley Bank for director’s fees in 2003, 2002, and 2001.

(2)	Includes profit sharing pursuant to the Company’s 401 (k) and Profit Sharing Plan.

(3)	Includes benefits accrued by Valley Bank each year under the Deferred Compensation Plan.

(4)	Mr. Pickett terminated employment with Valley Bank in February 2004.

Employment, Severance and Change of Control Arrangements

Severance and Change in Control Agreements

     In addition to regular compensation, the Company has agreed to pay Messrs. Brown, Thompson, Riordan and Pickett additional compensation should their employment terminate with the Company under certain conditions. These severance benefits are payable to Messrs. Brown, Thompson, Riordan and/or Pickett only if their employment is terminated within three years after a change in control; or employment is terminated on or after the date that any party announces (or should announce) any prospective change in control transaction, if a change in control occurs with twelve months of termination. Change in control generally means: a change in the ownership or effective control of the Company; a change in the ownership of a substantial portion of, the assets of the Company; or any change within a twelve-month period in the composition of the Board of Directors whereby the individuals serving as directors at the beginning of such period cease to constitute at least a majority of the Board at any time during such period. The amount of the severance payment equals the highest compensation (as reportable on the executive’s IRS W-2 form) during one of the most recent three calendar years ending before, or simultaneous with, the date on which the change in control occurs.

Deferred Compensation Plan

     In addition to regular compensation, the Company provides Mr. Brown and Mr. Thompson with deferred compensation under the terms of Supplemental Retirement Benefits Agreements. These Agreements provide for the accrual of $275,000 plus interest to an account over a ten-year period for Mr. Brown and for the accrual of $75,000 plus interest to an account over a five-year period for Mr. Thompson. The accounts are to be distributed on the earlier of: the last day of the contract period, upon total disability or death, or upon the termination of service within a period of twelve months following a change of control. Change in control generally means: (a) the acquisition by any person, entity, or group of persons of more than 50% of either the outstanding shares of common stock or the combined voting power of the Company’s then outstanding voting securities; (b) the approval by the stockholders of the Company of a reorganization, merger or consolidation with respect to which persons who were stockholders of the Company immediately prior to such reorganization, merger or consolidation do not, immediately thereafter, own more than 50% of the combined voting power of the Company’s then outstanding securities entitled to vote generally; (c) a liquidation or dissolution of the Company; or (d) a change in the membership of the Board of Directors such that those individuals who at the beginning of any twelve consecutive month period cease to constitute at a majority thereof for any reason within that twelve month period.

Employee Benefit Plans

     The Company adopted a 401(k) Profit Sharing plan in December 1998 for all eligible employees. Contributions to the plan are at the discretion of the Board of Directors. Participants may contribute up to the lesser of $13,000 or 100% of compensation. The Company made no contributions to the plan in 2003, 2002, or 2001. The Company also has a noncontributory profit sharing plan covering substantially all employees. Contributions to the noncontributory plan are at the discretion of the Board of Directors and totaled $122,900, $127,100, and $107,500 in 2003, 2002, and 2001, respectively.

     Option Grants Table: The following table provides information regarding stock options granted under the Company’s stock incentive plans during fiscal year 2003 to the Chief Executive Officer and the other named executive officers in the Summary Compensation Table.

Options Granted in Last Fiscal Year

Percent of
Total
	Number of	Options
	Securities	Granted to			Potential Realizable Value at
	Underlying	Employees			Assumed Annual Rate of
	Options	in Fiscal	Exercise or	Expiration	Stock Price Appreciation for
Name	Granted	Year	Base Price	Date	Option Term
	(#)	(%)	($)		5% ($)	10% ($)
David H. Brown	-0-	-0-	-0-	-0-	-0-	-0-
Roy W. Thompson	-0-	-0-	-0-	-0-	-0-	-0-
Joseph E. Riordan	-0-	-0-	-0-	-0-	-0-	-0-
Richard D. Pickett	10,500	57%	$30.00	8/17/2009	$107,130	$243,041

     Option Exercise/Value Table: The following information with respect to options exercised during the fiscal year ended December 31, 2003, and remaining unexercised at the end of the fiscal year, is presented for the Chief Executive Officer and the other named executive officer in the Summary Compensation Table.

Aggregated Option Exercises in Last Fiscal Year
and Year-End Option Values

	Shares		Number of Securities		Value of Unexercised In-the-
	Acquired on	Value	Underlying Unexercised		Money Options at Fiscal
Name	Exercise (#)	Realized ($)	Options at Year-End		Year- End (1)
			Exercisable	Unexercisable	Exercisable	Unexercisable
David H. Brown	-0-	-0-	-0-	-0-	-0-	-0-
Roy W. Thompson	-0-	-0-	-0-	-0-	-0-	-0-
Joseph E. Riordan	-0-	-0-	5,512	5,250	$51,384	$28,000
Richard D. Pickett	-0-	-0-	10,500	-0-	$21,000	-0-

(1)	On December 31, 2003, the last sale price known to management of the common stock was $32.00 For purposes of the foregoing table, stock options with an exercise price less than that amount are considered to be “in-the-money” and are considered to have a value equal to the difference between this amount and the exercise price of the stock option multiplied by the number of shares covered by the stock option.

EQUITY COMPENSATION PLAN INFORMATION

     The following table sets forth information regarding outstanding options and shares reserved for future issuance under the equity compensation plans as of December 31, 2003.

Number of Shares
	to be Issued Upon	Weighted Average	Number of shares
	Exercise of	Exercise Price of	Remaining
	Outstanding	Outstanding	Available for
Plan Category	Options	Options	Future Issuance
Equity compensation plans approved by stockholders (a)	46,934	$25.63	64,500
Equity Compensation plans not approved by stockholders	-0-	-0-	-0-
Total	46,934	$25.63	64,500

(a)	Consists of two Company Plans: 1986 Stock Option Plan, as amended in 1996, and the 1998 Stock Option Plan.

Incentive Stock Option Plans

     The Company has two stock option plans that were approved by the shareholders. One stock option plan was approved by the shareholders on April 22, 1986, and extended, by approval of the shareholders, until March 20, 2006, at a meeting of shareholders held in April

1996 (the “1996 Plan”). There are presently 159,804 shares authorized for issuance under the 1996 Plan, of which 155,152 have been issued, 145,494 have been exercised, and 9,658 are outstanding. No additional options can be granted under the 1996 Plan. On April 23, 1998, the shareholders adopted the 1998 Employee Stock Option Plan (the “1998 Plan”). There are presently 101,776 shares authorized for issuance under the 1998 Plan, of which 37,276 have been issued and none exercised. In 2003, the Company issued options to purchase 18,376 shares of its common stock under the 1998 Plan.

     The purpose of the 1996 Plan and 1998 Plan is to provide additional incentives to key employees of the Company and to help attract and retain quality personnel and to enhance shareholder value aligning employee interest with those of the shareholders. The grant of options is at the discretion of the Company’s Board of Directors or such other committee as it may designate. The 1998 Plan is very similar to the 1986 Plan, except that it: (i) is updated to correct references to the Internal Revenue Code which have been changed, (ii) permits an employee to exercise options by surrendering already-owned shares, and (iii) permits the grant of nonqualified stock options.

REPORT OF THE COMPENSATION AND STOCK OPTION COMMITTEES (1)

     The Board of Directors of the Company, acting as a committee of the whole, serves as the Compensation Committee. The Committee is responsible for establishing and implementing all compensation policies of the Company and its subsidiaries, as well as setting the compensation for the executive officers of the Company and its subsidiaries. The Committee evaluates the performance of the Chief Executive Officer and approves an appropriate compensation level. The Chief Executive Officer evaluates the performance of all other executive officers and recommends to the Committee individual compensation levels for approval by the Committee.

     The Committee believes that a compensation plan for executive officers should take into account management skills, long-term performance results and shareholder returns. The principles underlying compensation policies are: (i) to attract and retain highly talented and productive executives; (ii) to provide levels of compensation competitive with those offered throughout the banking industry; (iii) to motivate executive officers to enhance long-term shareholder value by helping them build their own ownership in the Company; and (iv) to integrate the compensation program with the Company’s long-term strategic planning and measurement processes.

     The current compensation plan involves a combination of salary, bonuses, profit sharing and grants of stock options to encourage long-term performance. The salary levels of executive officers are designed to be competitive within the banking and financial services industries. The Committee annually reviews industry peer group and the Washington Financial Industry Survey

(1) This section is not “soliciting material,” is not deemed “filed” with the Commission and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

and America’s Community Bankers Survey of Salaries to determine competitive salary levels. Individual annual performance is reviewed to determined appropriate salary adjustments.

     The Company’s bonus plan is based on a review of the salary surveys, the performance of the Company and the subjective evaluation of the performance of each executive officer.

     The Committee awards stock options to employees as a long-range compensation program designed to reward performance and benefit shareholders. Awards of stock options are intended to provide employees with increased motivation and incentive to exert their best efforts on behalf of the Company by enlarging their personal stake in its success through the opportunity to increase the value of their stock ownership. Options are issued at the fair market price on the date of the grant, in order to insure that shareholders realize any value derived from the grant generally. The number of options granted to any employee is based on the employee’s performance and relative responsibility within the Company. Options may have a deferred vesting and are not exercisable prior to vesting.

     During the fiscal year ended December 31, 2003, the base salary of David H. Brown, President and Chief Executive Officer of the Company, was $166,000. In addition, Mr. Brown received a performance bonus of $28,458, a profit sharing allocation of $10,740, and was credited with $27,466 in a Deferred Compensation Plan adopted effective January 1, 1997 and amended January 26, 2000, which provides for the accrual of $275,000 plus interest over a ten-year period to be paid to Mr. Brown upon his retirement (see Deferred Compensation Plan above) and $9,000 in Director’s fees. This resulted in total compensation of $241,664, which represents a 4.65% increase from the previous year. The Committee believes the level of compensation is appropriate based on competitive salary surveys and the performance of the Company. Mr. Brown did not participate in deliberations of the Committee relating to his compensation.

Submitted by Members of the Compensation Committee:

Thomas R. Absher Ronald E. Claudon William E. Fitchitt Eugene Hammermaster Warren D. Hunt Roger L. Knutson David K. Hamry Thomas M. Pasquier

REPORT OF THE AUDIT COMMITTEE(2)

     The Audit Committee represents the Board of Directors in assessing the independence and objectivity of the Company’s independent auditors, the integrity of management, the appropriateness of accounting policies and procedures and the adequacy of disclosures to stockholders. In this regard, the Audit Committee assists the Board of Directors by reviewing financial information disclosure, the internal controls established by management and the internal and external audit process. The audit Committee has been established in accordance with Security and Exchange Commission rules and regulations, and all the members of the Audit Committee are independent within the meaning of the rules of NASD. The Audit Committee and the Board of Directors has determined that Mr. William E. Fitchett, a member of the Audit Committee, qualifies as an “audit committee financial expert” within the meaning of Securities and Exchange Commission rules and regulations. The Audit Committee adopted a written charter, which was included as Appendix 1 to the Company’s Proxy Statement for 2001 filed with the Securities and Exchange Commission on March 30, 2001.

     The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the consolidated financial statements and the reporting process, including the system of internal controls. In fulfilling its oversight responsibilities, the Committee reviewed the audited consolidated financial statements for the fiscal year ended December 31, 2003, with management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the consolidated financial statements.

     The Committee has discussed with Moss Adams LLP, the Company’s independent auditors, the matters required to be discussed by Statement of Auditing Standards No. 61, Communication with Audit Committees which includes, among other items, matters related to the conduct of the audit of the Company’s financial statements. The Committee has also received written disclosures and the letter from Moss Adams LLP required by Independence Standards Board Standard No. 1, which relate to the auditors’ independence from the Company and its related entities, and has discussed with Moss Adams LLP their independence from the Company and has considered the compatibility of nonaudit services with the auditors’ independence.

     The members of the Committee are not professionally engaged in the practice of auditing or accounting and are not experts in the fields of accounting or auditing, including auditor independence. Members of the Committee rely without independent verification on the information provided to them and on the representations made by management and the independent accountants. Accordingly, the Committee’s oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal control and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Committee’s consideration and discussions referred to above do not assure that the audit of the

(2) This section is not “soliciting material,” is not deemed “filed” with the Commission and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Company’s financial statements has been carried out in accordance with generally accepted auditing standards, and that the financial statements are presented in accordance with generally accepted accounting principles or that the Company’s auditors are in fact “independent.”

     Based on its review and discussions above, the Audit Committee recommended to the Company’s Board of Directors that the Company’s audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the last fiscal year as filed with the Securities and Exchange Commission.

Submitted by Members of the Audit Committee:

David K. Hamry, Chairman William E. Fitchitt Roger L. Knutson Ronald E. Claudon Kim A. Anardi, D.D.S.

SHAREHOLDER RETURN PERFORMANCE GRAPH (3)

     The following graph compares the cumulative total shareholder return on the Company’s common stock with the cumulative total returns on the Russell 2000 and SNL OTC-BB and Pink Sheet Banks (with assets from $100M to $500 M) index. Total return assumes the reinvestment of all dividends. Since the Company’s common stock is not publicly traded, the Company estimated its price per share based upon the last reported sale of its stock prior to the end of the applicable period. Because the market for the Company’s common stock is not liquid, there is no assurance that such estimated price reflects the actual fair market value of the Company’s stock as of the end of the applicable period, or that such reported sale was the actual last sale as of the end of the applicable period.

(3) This section is not “soliciting material,” is not deemed “filed” with the Commission and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Comparison of Five Year Cumulative Total Return*

	Period Ending
Index	12/31/98	12/31/99	12/31/00	12/31/01	12/31/02	12/31/03
Valley Community Bancshares, Inc.	100.00	86.94	73.66	78.30	77.10	106.11
Russell 2000	100.00	121.26	117.59	120.52	95.83	141.11
SNL $100M-$500M OTC-BB & Pink Banks	100.00	91.07	76.98	88.68	106.37	144.49

*SNL Securities L.L.C. is the source of the graph and accompanying table.

INTEREST OF MANAGEMENT IN CERTAIN TRANSACTIONS

     During 2003, certain directors and executive officers of the Company, Valley Bank, and their associates, were customers of Valley Bank, and it is anticipated that such individuals will continue to be customers of Valley Bank in the future. All transactions between Valley Bank and the directors and executive officers of the Company, Valley Bank, and their associates, were made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time of comparable transactions with other persons, and, in the opinion of management, did not involve more than the normal risk of collectibility or present other unfavorable features.

INDEPENDENT AUDITORS

     Moss Adams LLP, currently serves as the Company’s independent auditors. As has historically been the practice of the Company, the Board of Directors until after the Annual Meeting will not make the formal selection of independent auditors for the fiscal year ending December 31, 2004. A representative of Moss Adams LLP is expected to be present at the Annual Meeting to respond to appropriate questions from shareholders and will have the opportunity to make a statement if he or she so desires.

     The Audit Committee, of the Board of Directors, has the responsibility for appointing, compensating, and overseeing the work of the independent auditor. The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided by the independent auditors. The independent accountants and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent auditor, and the fees for such services.

     Set forth below are the aggregate fees paid or accrued for professional services rendered to the Company by its independent auditors for fiscal years 2003 and 2002.

	Fiscal Years Ended December 31,
	2003	2002
Audit Fees	$67,810	$63,740
Audit-related Fees	-0-	-0-
Tax Fees	7,145	9,043
All Other Fees	-0-	-0-

Total Fees	$74,955	$72,783

     Audit Fees represent fees for professional services provided by Moss Adams LLP in connection with the audit of the company’s annual financial statements and review of financial statements included in the Company’s Form 10-Q and audit services provided in connection with other statutory or regulatory filings.

     Audit-related feed represent fees for provided by Moss Adams for professional services related to the performance of the audit or review of the Company’s financial statements and are not reported under Audit fees. There were no fees billed to the Company under audit-related fees for the fiscal years ended December 31, 2003 and 2002.

     Tax fees represent fees for professional services provided by Moss Adams LLP for tax compliance, tax advice, and tax planning.

     The Audit Committee has determined that the provision of services rendered above for non-audit services to the Company is compatible with maintaining Moss Adams LLP’s independence.

OTHER INFORMATION

Expenses of Solicitation

     The Company will bear the costs of soliciting proxies, including the reimbursement to record holders of their expenses in forwarding proxy materials to beneficial owners. Directors, officers and regular employees of the Company, without extra compensation, may solicit Proxies personally or by mail, telephone, fax, telex, telegraph or special letter.

Shareholders Proposals and Board of Director Nominations

     In order to be eligible for inclusion in the proxy materials of the Company for the 2005 Annual Meeting of Shareholders, any shareholder proposal to take action at such meeting must be received at the Company’s main office, 1307 East Main, Puyallup, Washington 98372, no later than January 24, 2005. Any such proposals shall be subject to the requirements of the proxy rules adopted under the Exchange Act.

     Nomination of Candidate for Director. The Company’s Bylaws provide that if a shareholder intends to nominate a candidate for election as a director, the shareholder must deliver written notice of his or her intention to the Secretary of the Company not less than 30 days nor more than 60 days prior to the date of a meeting of shareholders; provided, however, that if less than thirty-one days’ notice of the meeting is given to shareholders, such written notice must be delivered to the Secretary of the Company not later than the close of the tenth day following the day on which notice of the meeting was mailed to shareholders. The notice must set forth (i) the name, age, business address and, if known, residence address of each nominee for election as a director, (ii) the principal occupation or employment of each nominee, (iii) the number of shares of stock of the Company that are beneficially owned by each such nominee, (iv) such other information as would be required to be included in a proxy statement soliciting proxies for the election of the proposed nominee pursuant to the Exchange Act, including, without limitation, such person’s written consent to being named in the proxy statement as a nominee and to serving as a director, if elected, and (v) as to the shareholder giving such notice (a) his or her name and address as they appear on the Company’s books and (b) the number of shares of the Company which are beneficially owned by such shareholder.

Other

     The Company’s 2003 Annual Report with 2003 Financial Information is being sent to shareholders of record as of March 15, 2004, together with this Proxy Statement.

     The Company will furnish to shareholders without charge a copy of its annual report on Form 10-K for the fiscal year ended December 31, 2003, as filed with the Securities and Exchange Commission, upon receipt of written request addressed to Valley Community Bancshares, Inc., 1307 East Main, Puyallup, Washington 98372. Copies of the Form 10-K are also available on-line through the Securities and Exchange Commission at www.sec.gov.

     The Board of Directors knows of no other matters to be presented at the Annual Meeting. If any other business properly comes before the Annual Meeting or any adjournment thereof, the proxies will vote on that business in accordance with their best judgment.

By Order of the Board of Directors,

David H. Brown
President and Chief Executive Officer

PROXY

VALLEY COMMUNITY BANCSHARES, INC.

PROXY FOR ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON APRIL 29, 2004 THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

     The undersigned hereby appoints RONALD E. CLAUDON and WILLIAM E. FITCHITT, and each of them (with full power to act alone and to designate substitutes), proxies of the undersigned, with authority to vote and act with respect to all shares of stock of Valley Community Bancshares, Inc., which the undersigned would be entitled to vote at the Annual Meeting of Shareholders to be held on Thursday, April 29, 2004, at 7:00 p.m., local time, in the Georgian Room of the Best Western Park Plaza Hotel, 620 South Hill Park Drive, Puyallup, Washington, and any adjournments thereof, with all the powers the undersigned would possess if personally present, upon matters noted below and upon such other matters as may properly come before the meeting.

     (When properly executed, this Proxy will be voted in accordance with your instructions. If you give no instructions, this Proxy will be voted FOR Proposal 1. The Directors recommend a vote FOR the nominees for Director.)

     The shares represented by this Proxy shall be voted as follows:

1.	Election of Directors.

3 year term A. Eugene Hammermaster Warren D. Hunt Roger L. Knutson

☐	FOR the nominees listed above.
☐	FOR the nominees listed above EXCEPT:
☐	WITHHOLD AUTHORITY to vote for all nominees listed above.

2.	In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

DATED:	, 2004.

Signature

Signature if held jointly

Please sign exactly as name appears above. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

     (PLEASE MARK, SIGN, DATE AND RETURN THE PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.)